Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)



                                              13 Weeks  14 Weeks
                                                Ended     Ended
                                              April 1,  April 2,
                                                1995      1994
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  46.5    $  37.8
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      62,839     63,624
    Common equivalent shares                    2,417      3,245
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,256     66,869
                                              ========   ========

  Primary earnings per share:                 $   .71    $   .56
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      62,839     63,624
    Common equivalent shares                    2,430      3,269
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,269     66,893
                                              ========   ========

  Fully diluted earnings per share:           $   .71    $   .56
                                              ========   ========